UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 16, 2017
Date of Report (Date of earliest event reported)

HANDENI GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)
P.O. Box 33507, Plot 82A, ITV Road, Mikocheni Light Industrial Area, Dar es Salaam, the United Republic of Tanzania (Address of principal executive offices)		N/A (Zip Code)

011-255-222-70-00-84
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on August 16, 2017, the Board of Directors of Handeni Gold Inc. (the "Company") accepted the resignations of William Lamarque and Gizman Abbas as directors of the Company. On the same date, the Board of Directors accepted the resignation of Melinda Hsu as Chief Financial Officer, Secretary and Treasurer of the Company. Ms Hsu will continue to provide services to the Company as a consultant, but not as an executive officer.

As a result, the Company's current executive officers and directors are as follows:
Name	Position
Reginald Mengi	Chairman of the Board and a director
Reyno Scheepers	President, Chief Executive Officer, Chief Operating Officer, and a director
Douglas Boateng	Director
Emmanuel Ole Naiko	Director

SECTION 7 - REGULATION FD

Item 7.01       Regulation FD Disclosure

On August 21, 2017, the Company issued a news release regarding the resignations of William Lamarque and Gizman Abbas from the Board of Directors and the resignation of Melinda Hsu as the Chief Financial Officer, Secretary and Treasurer of the Company.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)       Financial Statements of Business Acquired

Not applicable.

(b)       Pro forma Financial Information

Not applicable.

(c)       Shell Company Transaction

Not applicable.

(d)       Exhibits
Exhibit	Description
99.1	News Release dated August 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HANDENI GOLD INC.
DATE: August 21, 2017	By: /s/ Reyno Scheepers Name: Reyno Scheepers Position: Chief Executive Officer

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